UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Fountain Powerboat Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	56-1774895
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Drawer 457, Whichard’s Beach Rd., Washington, NC	27889
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: _______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable.

Common Stock, $.01 Par value, 200,000,000 shares authorized

Item 2.	Exhibits.

List below all exhibits filed as a part of the registration statement:

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Fountain Powerboat Industries, Inc.

Date April 8, 2005

By	/s/ Irving L. Smith
Irving L. Smith, Chief Financial Officer